Exhibit 1.01

RALPH LAUREN CORPORATION

Conflict Minerals Report

For the Year Ended December 31, 2015

This Conflict Minerals Report of Ralph Lauren Corporation (the “Company”) has been prepared pursuant to Rule 13p-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Conflict Minerals Rule”), for the reporting period January 1, 2015 to December 31, 2015 (the “Reporting Period”). Unless the context indicates otherwise, the terms “Company,” “we,” “us” and “our” refer to Ralph Lauren Corporation and its consolidated subsidiaries.

We contract to manufacture certain products in which columbite-tantalite (coltan), cassiterite, gold, wolframite, or their derivatives, which are limited to tantalum, tin and tungsten (collectively, the “3TGs”), may be necessary to the functionality or production of those products.

Section 1. Company Overview

The Company designs, markets, and distributes premium lifestyle products including apparel, accessories, home furnishings and other licensed product categories. We do not directly manufacture products but rather we contract for the manufacture of our products1. This report relates to the following product categories (the “Covered Products”): apparel, accessories, and home furnishings. The Covered Products include products: (a) that were manufactured by certain third parties that affixed the Company’s brand, marks, logo or label to a generic product; and (b) for which we exerted sufficient influence over the manufacture of the products such that we could be considered to have contracted for their manufacture. The Covered Products do not include licensed product categories.

We have a global network of suppliers, vendors, and factories (the “Supply Chain Participants”) and there are, generally, multiple tiers between the 3TG sources and our direct Supply Chain Participants. Since we do not directly manufacture products but rather contract for the manufacture of the Covered Products, we must rely on our Supply Chain Participants to provide information regarding the products they supply to us and the origin of any 3TGs that are necessary to the functionality of those products. Due to the depth of our supply chain, we are far removed from the sources of ore from which 3TGs are produced and the smelters/refiners that process those ores. The efforts undertaken to identify the countries of origin of those ores reflect the Company’s circumstances and position in the supply chain as a “downstream” company with no direct influence on smelters or refiners. Since we do not have a direct relationship with smelters and refiners of 3TGs, we do not conduct or commission independent third party-audits of the smelters and refiners from which our independent Supply Chain Participants source 3TGs. We rely upon industry initiatives, such as the Conflict-Free Sourcing Initiative founded by Electronic Industry Citizenship Coalition and Global e-Sustainability Initiative (EICC- GeSI), for independent third-party audit information.

We are opposed to human rights abuses such as those occurring in the Democratic Republic of the Congo or an adjoining country (collectively the “Covered Countries”), and are committed to the principles of ethical business practice, including the responsible sourcing of 3TGs. We expect that our suppliers share this commitment and require that they cooperate with us in the compliance of the Conflict Minerals Rule.

Our expectations with respect to sourcing 3TGs reflect our continuing commitment to: identify product manufactured for us that contain 3TGs; engage with our Supply Chain Participants to identify the origin of those 3TGs; and deliver products to our consumers that are manufactured in a responsible and ethical manner. As we enter into new contractual arrangements with our Supply Chain Participants, or our contracts renew, we include provisions requiring them to represent that they do not source 3TGs from non-certified mines in the Covered Countries, and that they will identify, document and disclose to us, the source origins of any 3TGs utilized in their supply chain.

[1]	With the exception of watches and fine jewelry produced by Ralph Lauren Watch & Jewelry Company, S.A.R.L., a joint venture in which the Company has a 50% interest.

Section 2. Due Diligence Measures

Design

We based our due diligence measures, in all material respects, on the framework set forth in the Organization for Economic Co-Operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High Risk Areas: Second Edition, including the supplements on tin, tantalum, tungsten and gold (“OECD Guidance”). The OECD Guidance was written for both upstream and downstream companies in the supply chain. Since the Company is a “downstream” company, with no direct relationship or influence on smelters or refiners of 3TGs, our due diligence practices were tailored accordingly.

Management Systems

The Company has developed management systems with regard to the Conflict Minerals Rule. These systems include the following elements:

•	Establishment of an internal team tasked with managing the due diligence process relating to compliance with the Conflict Minerals Rule. The team includes representatives from the following departments: (i) Global Human Rights Compliance; (ii) Global Sourcing, Manufacturing and Production; (iii) Global Quality Assurance & Testing; and (iv) Legal. During the Reporting Period, results of the due diligence process were reported to the Executive Vice President, Global Operations & Chief Supply Chain Officer;

•	Communication of the Company’s expectations to our Supply Chain Participants, utilizing the Company’s web-based vendor portal, and follow-up engagement via email and telephone conversations, regarding compliance with the Conflict Minerals Rule;

•	Mechanism which provides for confidential reporting of suspected violations or concerns through the Company’s Make A Difference Hotline third party reporting service.

Supply Chain Risk Identification and Assessment

The Company initially sought to determine whether products supplied to us by our Supply Chain Participants contained any of the 3TGs. Because of the complexity of our supply chain and the breadth of our product offerings, we developed a risk-based approach that focused on Supply Chain Participants who were: (a) direct finished goods vendors, and (b) suppliers of raw materials and components that we believed were likely to supply us with products containing any of the 3TGs (such as hardware or metal components suppliers). As a result of our review, we determined that during the Reporting Period, we contracted to manufacture certain Covered Products containing 3TGs which are necessary to the functionality or production of those products. Based on this determination, we then conducted a reasonable country of origin inquiry to ascertain whether any 3TGs in the Covered Products originated in the Covered Countries.

Reasonable Country of Origin Inquiry (“RCOI”)

The Company required our Supply Chain Participants to complete a survey (the “Conflict Minerals Survey”) which incorporated the Conflict-Free Sourcing Initiative’s Conflict Minerals Common Reporting Template Supply Chain Compliance Questionnaire. The Conflict Minerals Survey was distributed primarily through a web-based vendor communication portal and, in certain limited instances, via email communication, to our Supply Chain Participants. The Conflict Minerals Survey was accompanied by an introductory message reiterating, to our Supply Chain Participants, our commitment to the responsible sourcing of 3TGs, and our expectations that our Supply Chain Participants share this commitment and cooperate with our compliance efforts. The Conflict Minerals Survey requested the following information from each of our Supply Chain Participants:

(i) the types of raw materials, product components or Covered Products such Supply Chain Participant provided to the Company during the Reporting Period;

(ii) whether any such raw materials, product components or Covered Products contained any of the 3TGs;

(iii) information regarding the source or origin of any 3TGs, including the names and locations of smelters and refiners or source of 3TGs supplied to the Company;

(iv) whether any 3TGs supplied to the Company came from recycled or scrap sources; and

(v) other additional information related to such Supply Chain Participant’s sourcing and compliance activities.

Our Supply Chain Participants were required to submit completed Conflict Minerals Surveys through the Company’s vendor communication portal or to a dedicated Conflict Minerals e-mail account. The escalation process for non-responsive Supply Chain Participants also included additional follow-up emails, telephone calls and direct communications, as necessary.

We reviewed each completed Conflict Minerals Survey for completeness, reasonableness, and consistency of answers. As necessary, we contacted certain Supply Chain Participants for clarification on specific responses or to request additional information. We further reviewed the completed Conflict Minerals Surveys from those Supply Chain Participants who were able to identify smelters and/or make declarations regarding the origin of any 3TGs contained in raw materials, components or Covered Products supplied to us during the Reporting Period. As a “downstream” company with no direct relationship with smelters or refiners of 3TGs, we relied on our Supply Chain Participants to provide us with smelter, refiner and country of origin information, and we did not conduct or commission independent third party audits of our Supply Chain Participants’ sources of 3TGs.

Smelters or Refiners and Country of Origin of 3TGs

To the extent that smelters or refiners of 3TGs were identified by our Supply Chain Participants, we cross-referenced the responses from the completed Conflict Minerals Survey with the list of known processing facilities published by the U.S. Department of Commerce, and additional information published by internationally-recognized industry validation schemes such as: the Electronic Industry Citizenship Coalition-Global e-Sustainability Initiative (EICC-GeSI) CFS Program, the London Bullion Market Association Responsible Gold Audit Program and the Responsible Jewellery Council Code of Practices Certification. Survey responses by our Supply Chain Participants included a comprehensive list of smelters and/or refiners based on each responding Supply Chain Participant’s entire business as opposed to specific product supplied by that Supply Chain Participant to our Company.

Based on our RCOI, we believe that the facilities that were used by our Supply Chain Participants to process the 3TGs that may be contained in our Covered Products included, but may not be limited to, the smelters and refineries listed in the chart attached hereto as Schedule A. Countries of origin include: Australia, Belgium, Bolivia, Brazil, Canada, China, France, Germany, India, Indonesia, Italy, Japan, Kazakhstan, Kyrgyzstan, Malaysia, Mexico, Netherlands, Peru, Philippines, Poland, Republic of South Korea, Russian Federation, Saudi Arabia, Singapore, South Africa, Spain, Sweden, Switzerland, Taiwan, Thailand, Turkey, United States, and Uzbekistan.

Risk Mitigation and Due Diligence Improvement Measures

We intend to take the following steps to improve our due diligence measures and/or endeavor to mitigate risks:

(i)	continue to communicate with our Supply Chain Participants regarding our expectations and requirements for compliance;

(ii)	continue to refine the RCOI process and procedures in an effort to increase the Conflict Minerals Survey response rate and improve the content of our Supply Chain Participants’ responses to the Conflict Minerals Survey;

(iii)	continue to assess the use and source of 3TGs in our supply chain;

(iv)	continue to raise awareness of our Supply Chain Participants on the Conflict Minerals Rule by directing them to training resources;

(v)	continue to monitor information regarding global traceability and sourcing of 3TGs; and

(vi)	continue to participate in industry-based efforts, such as the working group on Conflict Minerals organized by the American Apparel & Footwear Association, and relevant trade associations, such as the National Retail Federation and the US Fashion Industry Association, to encourage further improvement and reliability in 3TG traceability programs, encourage responsible sourcing of 3TGs and to define and implement best practices.

Independent Private Sector Audit

We are not required to obtain an independent private sector audit (“IPSA”). In future years, if an IPSA is required, we will outline the results of that audit.

Report on Supply Chain Due Diligence

With the preparation and release of this report, we have published a report of our due diligence measures with respect to the sourcing of 3TGs. A copy of this report is available at http://investor.ralphlauren.com.

Section 3. Product Determination and Due Diligence Findings

Based on the survey responses received from our Supply Chain Participants, we believe that gold and tin are, or may be, necessary to the functionality or production of: (1) products that our Company contracts to be manufactured, including, but not limited to apparel, and metal components such as zippers, trims, rivets, buttons, and buckles, and (2) accessories, such as, watches and fine jewelry

As discussed earlier, the Company does not have a direct relationship with smelters or refiners of 3TGs, and must rely on our suppliers to provide us with smelter, refiner and country of origin data. Based on our RCOI and due diligence measures, we did not receive any information from our Supply Chain Participants indicating that the 3TGs used in any of our products originated in, or were sourced from the Covered Countries.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

Certain statements in this report or incorporated by reference into report, in future filings by us with the Securities and Exchange Commission (the “SEC”), in our press releases, and in oral statements made from time to time by us or on our behalf constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations and are indicated by words or phrases such as “anticipate,” “estimate,” “expect,” “project,” “we believe,” “is or remains optimistic,” “currently envisions,” and similar words or phrases and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed in or implied by such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Schedule A

Smelter or Refiner ID#	Smelter or Refiner Name	Country	CFSI Compliant or Active*	Responsible Jewellery Council Certified Member	LBMA Responsible Gold Audit Program
CID000015	Advanced Chemical Company	United States	Yes*	No	No
CID000019	Aida Chemical Industries Co., Ltd.	Japan	Yes	No	No
CID000035	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany	Yes	Yes	Yes
CID000292	Alpha	United States	Yes	No	No
CID000077	Argor-Heraeus SA	Switzerland	Yes	Yes	Yes
CID000082	Asahi Pretec Corporation	Japan	Yes	No	No
CID000924	Asahi Refining Canada Limited	Canada	Yes	No	No
CID000920	Asahi Refining USA Inc.	United States	Yes	No	No
CID000090	Asaka Riken Co., Ltd.	Japan	Yes	No	No
CID000103	Atasay Kuyumculuk Sanayi ve Ticaret	Turkey	No	No	Yes
CID000113	Aurubis AG	Germany	Yes	No	Yes
CID000128	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	Yes	No	No
CID000141	Bauer Walser AG	Germany	No	No	No
CID000157	Boliden	Sweden	Yes	No	No
CID000176	C. Hafner GmbH + Co. KG	Germany	Yes	No	Yes
CID000180	Caridad	Mexico	No	No	No
CID000185	CCR Refinery – Glencore Canada Corp.	Canada	Yes	No	Yes
CID000189	Cendres + Métaux S.A.	Switzerland	Yes*	Yes	Yes
CID000233	Chimet S.p.A.	Italy	Yes	No	Yes
CID000242	China National Gold Group Corporation	China	No	No	No
CID000264	Chugai Mining	Japan	No	No	No
CID000278	CNMC (Guangxi) PGMA Co., Ltd.	China	No	No	No
	Cookson Metaux Precieux – Cookson CLAL	France	No	Yes	No
CID000295	Cooperativa Metalurgca de Rondônia Ltda.	Brazil	Yes	No	No
CID000313	CV Serumpun Sebalai	Indonesia	Yes	No	No
CID000315	CV United Smelting	Indonesia	Yes	No	No
CID000328	Daejin Indus Co., Ltd.	S. Korea, Republic of	Yes*	No	No
CID000343	Daye Non-Ferrous Metals Mining Ltd.	China	No	No	No
CID000359	(DSC) Do Sung Corporation	S. Korea, Republic of	Yes*	No	No
CID000362	Doduco GmbH	Germany	Yes	No	No
CID000401	Dowa (Gold)	Japan	Yes	No	No

Smelter or Refiner ID#	Smelter or Refiner Name	Country	CFSI Compliant or Active*	Responsible Jewellery Council Certified Member	LBMA Responsible Gold Audit Program
CID000402	Dowa (Tin)	Japan	Yes	No	No
CID000425	Eco-System Recycling Co., Ltd.	Japan	Yes	No	No
CID001322	Elemetal Refining, LLC	United States	Yes	No	No
CID000438	EM Vinto	Bolivia	Yes	No	No
CID000448	Estanho de Rondônia S.A.	Brazil	No	No	No
CID002355	Faggi Enrico S.P.A.	Italy	Yes*	Yes	No
CID000468	Fenix Metals	Poland	Yes	No	No
CID000522	Gansu Seemine Material Hi-Tech Co., Ltd.	China	No	No	No
CID000942	Gejiu Kai Meng Industry and Trade	China	Yes*	No	No
CID000538	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	Yes	No	No
CID000555	Gejiu Zili Mining and Metallurgy Co.,	China	No	No	No
CID002312	Guangdong Jinding Gold Limited	China	No	No	No
CID000671	Hangzhou Fuchunjiang Smelting Co.,	China	No	No	No
CID000694	Heimerle + Meule GmbH	Germany	Yes	No	No
CID000707	Heraeus Ltd. Hong Kong	China	Yes	No	No
CID0000711	Heraeus Precious Metals GmbH	Germany	Yes	No	Yes
CID000760	Huichang Jinshunda Tin Co., Ltd.	China	No	No	No
CID000767	Hunan Chenzhou Mining Industry Co.	China	No	No	No
CID000778	Hwasung CJ Co., Ltd.	S. Korea, Republic of	No	No	No
CID000801	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	Yes	No	No
CID000807	Ishifuku Metal Industry Co., Ltd.	Japan	Yes	No	Yes
CID000814	Istanbul Gold Refinery	Turkey	Yes	No	Yes
	Italpreziosi S.p.A.	Italy	No	Yes	No
CID000823	Japan Mint	Japan	Yes	No	Yes
CID000855	Jiangxi Copper Company Limited	China	Yes	No	No
CID000244	Jiangxi Ketai Advanced Material Co., Ltd.	China	Yes	No	No
CID001231	Jiangxi Nanshan, also known as Nankang Nanshan Tin Manufacturing Co., Ltd.	China	No	No	No
CID000927	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	Yes	No	No
CID000929	JSC Uralelectromed	Russian Federation	Yes	No	No
CID00937	JX Nippon Mining & Metals Co., Ltd.	Japan	Yes	No	Yes
CID000957	Kazzinc	Kazakhstan	Yes	No	Yes
CID000969	Kennecott Utah Copper LLC	United States	Yes	No	No

Smelter or Refiner ID#	Smelter or Refiner Name	Country	CFSI Compliant or Active*	Responsible Jewellery Council Certified Member	LBMA Responsible Gold Audit Program
CID000981	Kojima Chemicals Co., Ltd.	Japan	Yes	No	No
CID000988	Korea Metal Co., Ltd.	S. Korea, Republic of	No	No	No
CID001029	Kyrgyzaltyn JSC	Kyrgyzstan	No	No	No
CID001032	L’azurde Company for Jewelry	Saudi Arabia	No	No	No
CID001058	Lingbao Jinyuan Tonghui Refinery Co	China	No	No	No
CID0001063	Linwu Xianggui Ore Smelting Co., Ltd.	China	No	No	No
CID001078	LS- Nikko Copper Inc.	S. Korea, Republic of	Yes	No	Yes
CID001093	Luoyang Zijin Yinhui Gold Refinery Co	China	No	No	No
CID002468	Magnu’s Minerais Metais e Ligas Ltda	Brazil	Yes	No	No
CID001105	Malaysia Smelting Corporation (MSC)	Malaysia	Yes	No	No
CID001113	Materion	United States	Yes	No	No
CID001119	Matsuda Sangyo Co., Ltd.	Japan	Yes	Yes	No
CID002500	Melt Metais e Ligas S.A.	Brazil	Yes	No	No
CID002773	Metallo-Chimique N.V.	Belgium	Yes	No	No
CID001149	Metalor Technologies (Hong Kong) Ltd.	China	Yes	Yes	No
CID001152	Metalor Technologies (Singapore) Pte	Singapore	Yes	Yes	No
CID001153	Metalor Technologies S.A.	Switzerland	Yes	Yes	Yes
CID001157	Metalor USA Refining Corporation	United States	Yes	Yes	No
CID0011611	Metalúrgica Met-Mex Peñoles, S.A. De C.V.	Mexico	Yes	No	Yes
CID001173	Mineração Taboca S.A.	Brazil	Yes	No	No
CID001182	Minsur	Peru	Yes	No	No
CID001188	Mitsubishi Materials Corporation (Gold)	Japan	Yes	No	Yes
CID001191	Mitsubishi Materials Corporation (Tin)	Japan	Yes	No	No
CID001193	Mitsui Mining & Smelting Co., Ltd.	Japan	Yes	No	Yes
CID002509	MMTC-PAMP India Pvt., Ltd.	India	Yes	Yes	Yes
CID001204	Moscow Special Alloys Processing Plant	Russian Federation	Yes	No	No
CID001220	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	Yes	No	Yes
CID001236	Navoi Mining and Metallurgical Combinat (NMMC)	Uzbekistan	Yes*	No	No
CID001259	Nihon Material Co., Ltd.	Japan	Yes	No	No
CID001305	Novosibirsk Processing Plant Ltd.	Russian Federation	No	No	No
CID001314	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	Yes	No	No
CID001337	(OMSA) Operaciones Metalurgical S.A.	Bolivia	Yes	No	No

Smelter or Refiner ID#	Smelter or Refiner Name	Country	CFSI Compliant or Active*	Responsible Jewellery Council Certified Member	LBMA Responsible Gold Audit Program
CID001325	Ohura Precious Metal Industry Co., Ltd.	Japan	Yes	No	No
CID001326	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	Russian Federation	Yes	No	No
CID001328	OJSC Kolyma Refinery	Russian Federation	No	No	No
CID000493	OJSC Novosibirsk Refinery	Russian Federation	Yes	No	No
CID001337	Operaciones Metalurgical S.A.	Bolivia	Yes	No	No
CID001358	PAMP SA	Switzerland	Yes	No	Yes
CID001362	Penglai Penggang Gold Industry Co., Ltd.	China	No	No	No
CID001386	Prioksky Plant of Non-Ferrous Metals	Russian Federation	Yes	No	No
	Progold S.p.A.	Italy	No	Yes	No
CID001397	PT Aneka Tambang (Pesero) Tbk	Indonesia	Yes	No	No
CID001399	PT Artha Cipta Langgeng	Indonesia	Yes	No	No
CID001402	PT Babel Inti Perkasa	Indonesia	Yes	No	No
CID001412	PT Bangka Putra Karya	Indonesia	No	No	No
CID001419	PT Bangka Tin Industry	Indonesia	Yes	No	No
CID001421	PT Belitung Inustri Sejahtera	Indonesia	Yes	No	No
CID001428	PT Bukit Timah	Indonesia	Yes	No	No
CID001434	PT DS Jaya Abadi	Indonesia	Yes	No	No
CID001438	PT Eunindo Usaha Mandiri	Indonesia	Yes	No	No
CID001448	PT Karimun Mining	Indonesia	Yes*	No	No
CID001453	PT Mitra Stania Prima	Indonesia	Yes	No	No
CID001458	PT Prima Timah Utama	Indonesia	Yes	No	No
CID001460	PT Refined Bangka Tin	Indonesia	Yes	No	No
CID001463	PT Sariwiguna Binasentosa	Indonesia	Yes	No	No
CID001468	PT Stanindo Inti Perkasa	Indonesia	Yes	No	No
CID001477	PT Timah (Persero) Tbk Kundur	Indonesia	Yes	No	No
CID001482	PT Timah (Persero) Tbk Mentok	Indonesia	Yes	No	No
CID001490	PT Tinindo Inter Nusa	Indonesia	Yes	No	No
CID001498	PX Précinox S.A.	Switzerland	Yes	Yes	Yes
CID001512	Rand Refinery (Pty) Ltd.	South Africa	Yes	No	Yes
CID001534	Royal Canadian Mint	Canada	Yes	No	No
CID001539	Rui Da Hung	Taiwan	Yes	No	No
	Saamp	France	No	Yes	No

Smelter or Refiner ID#	Smelter or Refiner Name	Country	CFSI Compliant or Active*	Responsible Jewellery Council Certified Member	LBMA Responsible Gold Audit Program
CID001546	Sabin Metal Corp.	United States	No	No	No
CID001562	Samwon Metals Corp.	S. Korea, Republic of	No	No	No
CID001573	Schone Edelmetaal B.V.	Netherlands	Yes	No	No
CID001585	SEMPSA Joyería Platería S.A.	Spain	Yes	No	Yes
CID001622	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	Yes	No	No
CID001754	So Accurate Group, Inc.	United States	No	No	No
CID001756	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	Yes	No	No
CID001758	Soft Metais Ltda.	Brazil	Yes	No	No
CID001761	Solar Applied Materials Technology Corporation	China	Yes	No	No
CID001798	Sumitomo Metal Mining Co., Ltd.	Japan	Yes	No	Yes
CID001875	Tanaka Kikinzoku Kogyo K.K.	Japan	Yes	No	Yes
CID0001898	(THAISARCO) Thailand Smelting and Refining Co., Ltd.	Thailand	Yes	No	No
CID001909	The Great Wall Gold and Silver Refinery of China	China	No	No	No
CID001916	The Refinery of Shandong Gold Mining Co. Ltd.	China	Yes	No	No
CID001938	Tokuriki Honten Co., Ltd.	Japan	Yes	No	No
CID001947	Tongling Nonferrous Metals Group Co	China	No	No	No
CID001955	Torecom	S. Korea, Republic of	Yes*	No	No
CID001977	Umicore Brasil Ltda.	Brazil	Yes	No	Yes
CID002314	Umicore Precious Metals Thailand	Thailand	Yes	No	No
CID001980	Umicore SA Business Unit Precious Metals Refinery	Belgium	Yes	No	Yes
CID001993	United Precious Metal Refining, Inc.	United States	Yes	No	No
CID002003	Valcambi SA	Switzerland	Yes	Yes	Yes
	Varinor, Branch of Richemont Group International S.A.	Switzerland	No	Yes	No
CID002030	Western Australia Mint Trading as The Perth Mint	Australia	Yes	No	Yes
CID002036	White Solder Metalurgia e Mineração Ltda.	Brazil	Yes	No	No
CID002100	Yamamoto Precious Metal Co., Ltd.	Japan	Yes	No	No
CID002129	Yokohama Metal Co., Ltd.	Japan	Yes	No	No
CID002158	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	China	Yes*	No	No
CID000197	Yunnan Copper Industry Co., Ltd.	China	No	No	No
CID002180	Yunnan Tin Company Ltd	China	Yes	No	No
CID002224	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	Yes	No	No
CID002243	Zijin Mining Group Co., Ltd Gold Refinery	China	Yes	No	No